Exhibit 10.7

March 22, 2023

Lavoro Merger Sub II Limited
Av. Dr. Cardoso de Melo, 1450, 5th floor, office 501

São Paulo—SP, 04548-005, Brazil

The Production Board, LLC

1 Letterman Drive, Suite A3-1
San Francisco, CA 94129

Lavoro Limited
Av. Dr. Cardoso de Melo, 1450, 5th floor, office 501

São Paulo—SP, 04548-005, Brazil

Lavoro Agro Limited

Av. Dr. Cardoso de Melo, 1450, 5th floor, office 501

São Paulo—SP, 04548-005, Brazil

Re:	Amendment No. 3 to Sponsor Letter Agreement (the “Letter Agreement”), dated August 13, 2021, as amended on September 14, 2022 and February 28, 2023, among TPB Acquisition Corporation I, TPB Acquisition Sponsor I, LLC and the Company’s officers and directors

Ladies and Gentlemen:

This Amendment No. 3 to the Letter Agreement (this “Amendment No. 3”) is being delivered to amend the Letter Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

Now in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	The Production Board, LLC, a Delaware limited liability corporation (“TPB”), shall be joined as a party to the Letter Agreement, as amended.

2.	The second paragraph of the recitals of the Letter Agreement, as amended, is hereby deleted and replaced in its entirety with the following:

TPB Acquisition Sponsor I, LLC (the “Sponsor”), The Production Board, LLC (“TPB”) and each of the undersigned directors and officers of the Company (each, an “Insider” and, collectively, the “Insiders”) hereby agree with the Company as follows:

3.	Section 5 of the Letter Agreement, as amended, is hereby deleted and replaced in its entirety with the following:

(a)	Vesting Founder Shares. As of the Third Effective Time (as defined in the Business Combination Agreement), Sponsor agrees that two-thirds (3,006,049) of the Founder Shares shall be deemed to be “Vesting Founder Shares,” subject to the vesting schedule detailed in Sections 5(a)(i)-(ii) below, and the remaining one-third (1,503,025) of the Founder Shares, shall be fully vested as of the Third Effective Time (as defined in the Business Combination Agreement) and shall be deemed to be “Retained Founder Shares,” provided however that the vesting of both the Vesting Founder Shares and the Retained Founder Shares shall be subject to the Ownership Limitation (as defined below). As of the Third Effective Time (as defined in the Business Combination Agreement), the Vesting Founder Shares shall be unvested and subject to the restrictions set forth in this Sponsor Letter Agreement. The Vesting Founder Shares shall vest and, except as otherwise provided in this Section 5, shall become free of the provisions set forth in this Section 5 as follows:

(i)	with respect to one-half of the Vesting Founder Shares (i.e., 1,503,025 Founder Shares) (the “12.50 Vesting Founder Shares”), if at any time during the 3-year period following the Closing Date (the end of such period, the “Vesting Release Date”), the closing share price of the New PubCo Ordinary Shares is greater than or equal to $12.50 over any 20 trading days within any consecutive 30 trading day period, then the 12.50 Vesting Founder Shares shall vest, subject to the Ownership Limitation, and become free of the provisions set forth in this Section 5(a).

(ii)	with respect to one-half of the Vesting Founder Shares (i.e., 1,503,024 Founder Shares) (the “15.00 Vesting Founder Shares”), if at any time prior to the Vesting Release Date, the closing share price of the New PubCo Ordinary Shares is greater than or equal to $15.00 over any 20 trading days within any consecutive 30 trading day period, then the 15.00 Vesting Founder Shares shall vest, subject to the Ownership Limitation, and become free of the provisions set forth in this Section 5(a).

(iii)	If the Vesting Release Date occurs on a day that is not a trading day, then the “Vesting Release Date” shall for all purposes of this Sponsor Letter Agreement be deemed to occur on the next following Trading Day. Any Vesting Founder Shares that have not vested in accordance with Sections 5(a)(i)-(ii) on or before the Vesting Release Date will be immediately forfeited at 11:59 p.m., New York, New York time on the Vesting Release Date. Notwithstanding the foregoing, any Vesting Founder Shares that would have vested in accordance with Sections 5(a)(i)-(ii) but for the Ownership Limitation, shall not be subject to forfeiture on the Vesting Release Date.

(iv)	The New PubCo Ordinary Share price targets in Sections 5(a)(i)-(ii) shall be equitably adjusted for stock splits, stock dividends, cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the New PubCo Ordinary Shares after the Third Effective Time.

(v)	If, prior to the Vesting Release Date, there is a Liquidation Event (as defined below), then the Vesting Founder Shares shall vest and become free of the provisions set forth in this Section 5 effective as of immediately prior to the consummation of such Liquidation Event, or otherwise treated as so issued in connection therewith, so as to ensure that the Sponsor shall receive such Vesting Founder Shares, and all proceeds thereof, in connection with such Liquidation Event.

(vi)	At any time prior to the Vesting Release Date, the Sponsor agrees that it shall not Transfer any Vesting Founder Shares, except as otherwise permitted pursuant to Section 5(c)(iii)-(iv) and (vi) below, and the Vesting Founder Shares shall include customary transfer legends on any certificates for the Vesting Founder Shares reflecting such restriction. At the time that any Vesting Founder Shares become vested pursuant to this Section 5(a), New PubCo shall remove any legends, stock transfer restrictions, stop transfer orders or similar restrictions with respect to the Vesting Founder Shares related to such vesting (other than, for the avoidance of doubt, those that relate to any applicable and then-existing transfer restrictions applicable during the Lock-Up Period with respect to such Vesting Founder Shares pursuant this Sponsor Letter Agreement, the Business Combination Agreement or any other Transaction Agreements).

(vii)	The Sponsor shall not, and hereby waives any right to, vote (whether at any meeting of the holders of New PubCo Ordinary Shares, by written resolution or otherwise) the Vesting Founder Shares owned by it during any period of time that such Vesting Founder Shares are subject to vesting pursuant to the terms of this Section 5.

(viii)	Any dividends or other distributions paid with respect to the Vesting Founder Shares during any period of time that such Vesting Founding Shares are subject to vesting pursuant to the terms of this Section 5 shall be deposited by New PubCo for the benefit of the Sponsor in a separate account held and maintained solely for the benefit of Sponsor (the “Escrow Account”), subject to the terms and conditions of that certain Escrow Agreement to be entered into by and between the parties hereto in form and substance attached as Exhibit A (the “Escrow Agreement”). The parties agree that for U.S. federal, state and local tax purposes, Sponsor is the owner of the Vesting Founder Shares and the Escrow Account, and in furtherance of the foregoing, Sponsor will be treated as the recipient of (A) any dividends or other distributions paid with respect to the Vesting Founder Shares (“Dividends”) and (B) any interest or other income or gains earned with respect to amounts held in the Escrow Account (“Escrow Income”), whether or not ultimately distributed from the Escrow Account to Sponsor. Upon the vesting of any Vesting Founder Shares pursuant to this Section 5, New PubCo shall instruct the escrow agent to release any amounts held in the Escrow Account (including Dividends and Escrow Income) in respect of such Vesting Founder Shares to Sponsor. In the event that any Vesting Founder Shares are forfeited pursuant to the terms of this Section 5, then any amounts held in the Escrow Account (including Dividends and Escrow Income) in respect of such Vesting Founder Shares forfeited pursuant to this Section 5 shall be distributed from the Escrow Account to New PubCo, such payment to be made in the manner set forth in the Escrow Agreement. For the avoidance of doubt, no tax reporting shall be required in respect of the release of all or a portion of any amounts from the Escrow Account to Sponsor, and Sponsor shall be responsible for paying taxes (including any penalties and interest thereon) on all taxable Dividends and any Escrow Income, and for filing all necessary tax returns with respect to such income.

(ix)	Except as otherwise provided in this Sponsor Letter Agreement, the Sponsor shall retain all of its rights as a shareholder of New PubCo with respect to the Vesting Founder Shares owned by it during any period of time that such shares are subject to vesting pursuant to the terms of this Section 5(a).

(x)	Notwithstanding the expiration of any Lock-Up Period with respect to any Vesting Founder Shares, such Vesting Founder Shares shall remain subject to any applicable restrictions set forth in Section 5 until vested or forfeited in accordance with the terms of this Section 5.

(b)	Except as otherwise permitted pursuant to Section 5(c) below, and subject to Section 5(d) below, (i) TPB agrees that it shall not Transfer 1,398,025 of the New PubCo Ordinary Shares (“PIPE Lock-Up Shares”) acquired by TPB pursuant to that certain Subscription Agreement, dated September 14, 2022, by and between TPB and the Company until 24 months after the completion of the Closing The Sponsor agrees that it shall not Transfer: (i) 3,006,049 of the Vesting Founder Shares (“Founder Lock-Up Shares” and together with the PIPE Lock-Up Shares, the “Lock-Up Shares”; such lock-up restrictions, the “Lock-Up”) until 24 months after the completion of the Closing or (ii) any Private Placement Warrants (or any New PubCo Ordinary Shares underlying the Private Placement Warrants) until 30 days after the completion of the Closing. Notwithstanding the foregoing, (i) 50% of the Lock-Up Shares shall be released from the Lock-Up 12 months subsequent to the Closing Date, (ii) an additional 25% of the Lock-Up Shares (i.e. totaling an aggregate of 75% of the Lock-Up Shares) shall be released from the Lock-Up 18 months subsequent to the Closing Date, and (iii) the remaining 25% of the Lock-Up Shares (i.e. totaling an aggregate of 100% of the Lock-Up Shares) shall be released from the Lock-Up 24 months subsequent to the Closing Date. The Lock-Up shall terminate and be of no further force or effect upon the date of a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving New PubCo upon the consummation of which holders of New PubCo Ordinary Shares would be entitled to exchange their New PubCo Ordinary Shares for cash, securities or other property following the Closing (a “Liquidation Event”).

(c)	Notwithstanding the provisions set forth in paragraphs 5(a)-(b), Transfers of Lock-Up Shares or Private Placement Warrants (or any New PubCo Ordinary Shares underlying the Private Placement Warrants) (the “Lock-Up Securities”) are permitted (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Lock-Up Securities, or Ordinary Shares, as applicable, were originally purchased; (vi) by virtue of the Sponsor’s or TPB’s organizational documents upon liquidation or dissolution of the Sponsor; (vii) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination, (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; (ix) in connection with a pledge of Lock-Up Securities to a financial institution, including the enforcement of any such pledge by a financial institution; and provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

(d)	Ownership Limitation. Notwithstanding anything to the contrary herein, Sponsor and TPB hereby agree that, to the extent TPB or Sponsor, taken together with its affiliates and any other persons whose beneficial ownership of New PubCo securities would be aggregated with TPB’s or the Sponsor’s beneficial ownership of New PubCo securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such as any other members of a Section 13(d) “group”), would otherwise beneficially own a number of New PubCo Ordinary Shares in excess of 9.99% of the number of New PubCo Ordinary Shares outstanding (the “Ownership Limitation”), Sponsor and TPB shall, and shall cause their affiliates to, waive any right to vote (whether at any meeting of the holders of New PubCo Ordinary Shares, by written resolution or otherwise) or transfer, sell or otherwise dispose of, directly or indirectly, except pursuant to Section 5(c)(iii)-(iv) and (vi) herein (the “Ownership Restrictions”) such number of New Pubco Ordinary Shares as is necessary for the Ownership Limitation to not be exceeded. At any time in which the Ownership Limitation has been exceeded, the Ownership Restrictions shall be imposed in the following priority and based on the following conditions, in each case only up to the number that is necessary for the Ownership Limitation to not be exceeded (the “Ownership Limitation Priority”):

(i)	First, the New PubCo Ordinary Shares underlying the Private Placement Warrants;

(ii)	Second, any Vesting Founder Shares that have neither vested pursuant to Section 5(a)(i)-(ii) of this Agreement nor been released from the Lock-Up;

(iii)	Third, any PIPE Lock-Up Shares that have not yet been released from the Lock-Up;

(iv)	Fourth, any Vesting Founder Shares that have vested pursuant to Section 5(a)(i)-(ii) of this Agreement but have not yet been released from the Lock-Up;

(v)	Fifth, any Vesting Founder Shares that have vested pursuant to Section 5(a)(i)-(ii) of this Agreement and have also been released from the Lock-Up;

(vi)	Sixth, any PIPE Lock-Up Shares that have been released from the Lock-Up;

(vii)	Seventh, the 8,601,975 of the New PubCo Ordinary Shares acquired by TPB pursuant to the Subscription Agreement which were fully vested at the Third Effective Time (as defined in the Business Combination Agreement); and

(viii)	Last, the Retained Founder Shares.

For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In determining the number of outstanding New PubCo Ordinary Shares that are subject to the Ownership Restrictions, New PubCo shall confirm orally and in writing by electronic mail to the Sponsor the number of New PubCo Ordinary Shares then outstanding.

[Signature Pages Follow]

Sincerely,

TPB ACQUISITION SPONSOR I, LLC

By:	/s/ David Friedberg
Name:	David Friedberg
Title:	Manager

[Signature Page to Amendment to Letter Agreement]

Acknowledged and Agreed:

THE PRODUCTION BOARD, LLC

By:	/s/ David Friedberg
Name:	David Friedberg
Title:	Chief Executive Officer

[Signature Page to Amendment to Letter Agreement]

Acknowledged and Agreed:

LAVORO AGRO LIMITED

By:	/s/ Ruy Marcos Laguna Cunha
Name:	Ruy Marcos Laguna Cunha
Title:	Director

By:	/s/ Laurence Beltrão Gomes
Name:	Laurence Beltrão Gomes
Title:	Chief Financial Officer

[Signature Page to Amendment to Letter Agreement]

Acknowledged and Agreed:

LAVORO LIMITED

By:	/s/ Daniel Fisberg
Name:	Daniel Fisberg
Title:	Director

By:	/s/ Marcos Haaland
Name:	Marcos Haaland
Title:	Director

[Signature Page to Amendment to Letter Agreement]